Exhibit 4.1
FOURTH AMENDMENT
TO CREDIT AGREEMENT
     This Fourth Amendment to Credit Agreement (“Amendment”), is entered into as of July 31, 2007, by and between LaSalle Bank National Association (the “Lender”) and Telvent Traffic North America Inc., a corporation organized and existing under the laws of the State of Texas (the “Borrower”).
WITNESSETH:
     WHEREAS, the Borrower and the Lender have entered into a Credit Agreement, dated as of May 31, 2006 (as amended, extended, modified or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Credit Agreement to extend the Termination Date within the meaning thereof to November 1, 2007 as set forth under the terms and conditions stated herein;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Definitions. Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement, as amended hereby.
2. Amendment.
     (a) Section 1.01 of the Credit Agreement is hereby amended to delete the reference to the definition of “Termination Date” contained therein and to replace said reference as follows:
     “Termination Date’ means November 1, 2007.”
3. Conditions Precedent. This Amendment shall not become effective until:
     (a) This Amendment shall have been executed and delivered by the Borrower and the Lender;
     (b) Certificate. A certificate signed by a Responsible Officer, dated as of the time of execution and delivery of this Amendment, stating that:
          (1) the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of such date, as though made on and as of such date;

          (2) no Default or Event of Default exists or would result from the execution, delivery and performance of this Amendment; and
          (3) no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;
     (c) Such other approvals, opinions, documents, financial statements or materials as the Lender may reasonably request.
     (d) An executed Affirmation of Guaranty substantially in the form of Annex 1 to this Amendment (the “Affirmation”);
     (e) Resolutions; Incumbency.
          (1) Copies of the resolutions, powers of attorney or other analogous action of the board of directors, members or other governing body of the Guarantor authorizing the transactions contemplated hereby, certified as of the date hereof by the Secretary, Assistant Secretary or other analogous official of the Guarantor; and
          (2) A certificate of the Secretary, Assistant Secretary or other analogous official of the Guarantor, certifying the names and true signatures of the officers or other persons of the Guarantor authorized to execute, deliver and perform, the Affirmation.
4. Representations and Warranties. The Borrower represents and warrants to the Lender (which representations and warranties shall become part of the representations and warranties made by the Borrower under the Credit Agreement) that:
     (a) The execution, delivery and performance of this Amendment has been duly authorized by all necessary company action and will not require any consent or approval of its shareholders, violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
     (b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of the Borrower is required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby and the execution, delivery and performance of this Amendment will not violate the terms of any contract or agreement to which the Borrower is a party;
     (c) The Credit Agreement, as amended pursuant to this Amendment, is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms thereof;

     (d) After giving effect to the Amendment contained herein and effective pursuant hereto, the representations and warranties contained in Article V of the Credit Agreement (other than those made solely in reference to an express date) are true and correct on and as of the Effective Date hereof in the same force and effect as if made on and as of such Effective Date; and
     (e) After giving effect to this Amendment no Event of Default has occurred or exists under the Credit Agreement as of the date hereof.
5. Expenses. The Borrower agrees to pay and save the Lender harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Baker & McKenzie LLP, counsel to the Lender, in connection with the preparation and review of this Amendment and any related documents.
6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois.
7. Miscellaneous. This Amendment may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof. The Borrower hereby ratifies and affirms all of its obligations and the terms of the Credit Agreement and all amendments and modifications thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Scott McCarty

Its:	First Vice President

TELVENT TRAFFIC NORTH AMERICA INC.
By:	/s/ David Jardine

Its:	Chairman & President

By:	/s/ Cameron Demcoe

Its:	Secretary

ANNEX 1
FORM OF AFFIRMATION
OF GUARANTY
     Telvent GIT, S.A., a company organized under the laws of the Kingdom of Spain (the “Guarantor”) hereby acknowledges, agrees and affirms the following for the benefit of LaSalle Bank National Association (the “Lender”) in its capacity as the Lender under the Credit Agreement (the “Credit Agreement”), dated May 31, 2006, by and between the Lender and Telvent Traffic North America Inc., a corporation organized and existing under the laws of the State of Texas (the “Borrower”). Capitalized terms appearing herein but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
     WHEREAS, pursuant to the Guaranty, dated as of May 31, 2006, entered into by the Guarantor in favor of the Lender (the “Guaranty”), the Guarantor unconditionally guarantees the “Guaranteed Obligations” as defined therein, which include, among other things, certain obligations of the Borrower arising under or described in the Credit Agreement;
     WHEREAS, the Guarantor is familiar with the terms and conditions contained in the Credit Agreement;
     WHEREAS, pursuant to that certain Fourth Amendment to Credit Agreement (the “Amendment”) the Lender has agreed to extend the Termination Date to November 1, 2007, from which extension the undersigned derives a financial benefit and accordingly the Guarantor desires to reaffirm its obligations under the Guaranty after giving effect to the Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor and the Bank agree as follows:
     1. Reaffirmation After giving effect to the Amendment and the increase to the Commitment contemplated thereby, all of the Guaranteed Obligations under and within the meaning of the Guaranty are hereby unconditionally ratified and affirmed and remain in full force and effect, enforceable against the undersigned in accordance with their terms.
[The remainder of this page has been left blank intentionally.]

     2. Miscellaneous This Affirmation shall be governed by and construed in accordance with the internal laws of the State of Illinois. Signatures to this Affirmation may be delivered in counterparts, with the intention that all such counterparts, when taken together, shall constitute one and the same instrument. One or more executed counterparts of this Affirmation may be delivered by facsimile or by e-mail, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.
     Executed as of July ___, 2007

TELVENT GIT, S.A.
By:

Its:

By:

Its: